EXHIBIT 99.1

                           PURCHASE AND SALE AGREEMENT


      THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 12 day of January, 2001 by and among WILLIAMS FIELD SERVICES GROUP, INC. ("Buyer"), BLACK MARLIN ENERGY COMPANY ("BMEC"), a Delaware corporation, MCNIC OFFSHORE PIPELINE & PROCESSING COMPANY ("MCNIC"), a Michigan corporation, WBI SOUTHERN, INC. ("WBI"), a Delaware corporation (BMEC, MCNIC, and WBI are collectively referred to herein as the "Sellers", and individually as a "Seller"). Sellers, on the one hand, and Buyer, on the other hand, are referred to collectively herein as the "Parties" and individually as a "Party".

                                    RECITALS

      WHEREAS, BMEC owns 100% of the outstanding capital stock of Black Marlin Pipeline Company ("BMPC"), a Texas corporation, MCNIC owns 100% of the outstanding capital stock of MCNIC Black Marlin Offshore Company ("MCNIC Offshore"), a Michigan corporation, and WBI owns 100% of the outstanding capital stock of WBI Offshore Pipeline, Inc. ("WBI Offshore"), a Delaware corporation (BMPC, MCNIC Offshore and WBI Offshore are collectively herein referred to as the "Companies" and individually as a "Company");

      WHEREAS, the Companies own certain natural gas transmission assets located in the Gulf of Mexico offshore Texas and onshore in Galveston County, Texas, and related onshore separation storage and dehydration facilities (collectively, the "Assets"), more particularly described on Exhibit A;

      WHEREAS, the undivided percentage ownership interest of each Company in the Assets equal to their respective Pro Rata Shares (as hereinafter defined); and

      WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to acquire from the Sellers, all of the outstanding capital stock of the Companies pursuant to the terms of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained the Parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS


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      1.1 DEFINED TERMS. Capitalized terms not otherwise defined herein or in the recitals to this Agreement used in this Agreement shall have the meanings ascribed to them in this Section 1. 1.

      "AFFILIATE" shall mean with respect to any Person, any Person which directly or indirectly, controls, is controlled by, or is under a common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "BUYER INDEMNIFIED LIABILITIES" shall have the meaning given such term in
Section 8.1.

      "BUYER MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the assets, liabilities, financial condition, business, operations, affairs or circumstances of Buyer.

      "BUYER PARTIES" shall have the meaning given such term in Section 8.1.

      "CLAIM" shall mean all demands, claims, actions, investigations, causes of action, proceedings and arbitrations, whether or not ultimately determined to be valid.

      "CLAIM NOTICE" shall have the meaning given such term in Section 8.5(b).

      "CLOSING" shall have the meaning given such term in Section 2.3.

      "CLOSING DATE" shall have the meaning given such term in Section 2.3.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "CONFIDENTIALITY AGREEMENT" shall have the meaning given such term in
Section 5.1.

      "CUSTOMARY POST-CLOSING CONSENTS" shall mean consents and approvals from Governmental Authorities that are customarily obtained after closing in connection with a sale of assets similar to the Assets.

      "DISCLOSURE SCHEDULE" shall have the meaning given such term in the introductory sentence of Article 3.

      "EFFECTIVE TIME" shall be 12:00 a.m. on the Closing Date.

      "ELECTION PERIOD" shall have the meaning given such term in Section
8.6(a).

      "ENCUMBRANCE" shall mean any lien, pledge, condemnation proceeding, claim, restriction, security interest, mortgage or similar encumbrance.

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      "ENVIRONMENTAL LAWS" shall mean any and all federal, state and local laws, statutes, regulations, rules, orders, ordinances or permits of any governmental authority pertaining to health, the environment, wildlife or natural resources in effect in any and all jurisdictions in which the Assets are located, including, without limitation, the Clean Air Act, as amended, and the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, the Comprehensive
Environmental Response, Compensation and Liability Act, as amended, the
Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended, the Hazardous Materials Transportation Act, as amended, the Natural Gas Pipeline Safety Act of 1968, as amended and the Hazardous Liquid Pipeline Safety Act of 1979, as amended.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "FERC" shall mean Federal Energy Regulatory Commission.

      "GOVERNMENTAL AUTHORITY" shall mean the United States and any state, county, city or other political subdivision, agency, court or instrumentality, including the U. S. Army Corps of Engineers and the Port of Houston Authority.

      "HIGH ISLAND A-5 PIPELINE" shall mean that certain 3.4 mile, 12-inch pipeline originating from the High Island Block A-5 and connecting to the Pipeline at High Island Block A-6.

      "INCOME TAXES" shall mean federal income taxes as provided in IRC - 11, alternative minimum tax as provided in IRC - 55, and any state taxes measured by net income, and any interest and penalties thereon, including, without limitation, the earned surplus tax component of the Texas Franchise Tax.

      "INDEMNIFIED PARTY" shall have the meaning given such term in Section 8.5(a).

      "INDEMNIFYING PARTY" shall have the meaning given such term in Section 8.5(a).

      "IRC" shall mean the Internal Revenue Code of 1986, as amended.

      "LAWS" shall mean any constitution, statute, code, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Governmental Authority.

      "LOSS" shall mean all debts, liabilities, obligations, losses, damages, costs and expenses (including, without limitation, interest including prejudgment interest in any litigated matter), penalties, fines, court costs and reasonable attorneys' fees and expenses, judgments, settlements and assessments.

      "NGA" shall mean the Natural Gas Act of 1938, as amended.

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      "PARTIES" shall have the meaning given in the introductory paragraph of this Agreement.

      "PERMITS" shall have the meaning given such term in Section 3.10.

      "PERMITTED ENCUMBRANCE" shall mean any of the following: (i) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business; (ii) any obligations or duties reserved to or vested in any municipality or other Governmental Authority to regulate any of the Assets in any manner including all applicable Laws; (iii) the terms and conditions of all leases, servitudes, contracts for sale, purchase, exchange, refining or processing of hydrocarbons, operating agreements, construction agreements, construction and operation agreements, partnership agreements, processing agreements, conditioning agreements, treating agreements, plant agreements, pipeline, gathering, exchange and transportation agreements, disposal agreements, permits, licenses and other agreements set forth in Attachments 1 and 2 to Exhibit A; (iv) Customary Post-Closing Consents;
(v) any required third party consents to assignment and similar agreements and obligations with respect to which prior to Closing (A) waivers or consents have been obtained from the appropriate person; (B) the applicable period of time for asserting such rights has expired without any exercise of such rights, or (C) arrangements reasonably satisfactory to Buyer have been made by the Parties to allow Buyer to receive substantially the same economic benefits as if all such waivers and consents had been obtained; (vi) easements, rights of way, servitudes, permits, surface leases and other rights with respect to surface obligations, pipelines, conditions, covenants or other restrictions, so long as individually or in the aggregate they are not such as are reasonably likely to have a material adverse effect on the use, ownership or operation of the Assets, taken as a whole; and (vii) materialmen's, mechanics', repairmen's, and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Assets (A) if they have not been filed pursuant to law, (B) if filed, they have not yet become due and payable or (C) if their validity is being contested in good faith in the ordinary course of business by appropriate action.

      "PERSON" shall mean any natural person, firm, partnership, association, corporation, limited liability company, trust, entity, public body or government.

      "PIPELINE" shall have the meaning given such term in Exhibit A.

      "POST-CLOSING PERIODS" means any period that is not a Pre-Closing Period.

      "PRE-CLOSING PERIODS" means any taxable year or period that ends on or before the Effective Time and with respect to any taxable year or period beginning before and ending after the Effective Time, the portion of such taxable year or period ending on and including the Effective Time.

      "PRO-RATA SHARE" of a Seller means (i) 50% for BMEC, (ii) 33 1/3 % for MCNIC, and (iii) 16 2/3 % for WBI.

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      "PURCHASE PRICE" shall have the meaning given such term in Section 2.2.

      "RECORDS" shall have the meaning given such term in Section 5.6.

      "SELLER MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the use, ownership or operation of the Assets, taken as a whole, or the financial condition of the Companies, other than conditions affecting the industry as a whole and other than the transactions contemplated by this Agreement.

      "SELLER PARTIES" shall have the meaning given such term in Section 8.2.

      "SHARES" shall have the meaning given such term in Section 2. 1.

      "SUBSIDIARY" shall mean, with respect to any Person, any corporation more than 50% of the outstanding voting securities of which, or any partnership, joint venture or other entity more than 50% of the total equity interest of which, is directly or indirectly owned by such Person.

      "SUBSIDIARY COMPANY" shall mean with respect to a Seller, the Company that is the Subsidiary of that Seller.

      "TAX" or "TAXES" shall mean all taxes, however denominated, including any interest penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, and other obligations of the same or of a similar nature.

      "TAX RETURNS" shall mean all returns and reports of or with respect to any Tax which are required to be filed with respect to the Companies.

      "THIRD-PARTY CLAIM" shall mean a Claim asserted against an Indemnified Party by a Person that is not a Party or an Affiliate of a Party that could give rise to a right of indemnification under this Agreement.

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                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1 THE TRANSACTION. Subject to and in accordance with the terms and conditions of this Agreement, Buyer agrees to purchase from the Sellers, as applicable, all of the outstanding capital stock of the Companies (the "Shares") for the Purchase Price. Subject to and in accordance with the terms and conditions of this Agreement, in exchange for their respective Pro-Rata Share of the Purchase Price : (i) BMEC will sell to Buyer all of the outstanding capital stock of BMPC, (ii) MCNIC will sell to Buyer all of the outstanding capital stock of MCNIC Offshore, and (iii) WBI will sell to Buyer all of the outstanding capital stock of WBI Offshore.

      2.2 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, Buyer agrees to pay to Sellers at the Closing an aggregate amount of $7,250,000.00 (the "Purchase Price"). The Purchase Price shall be (i) increased by any capital expenditure incurred by any of the Sellers or the Companies that relate to the Assets from and after 12:00 a.m., Houston, Texas time on the date of this Agreement and that are incurred prior to the Effective Time without creating any indebtedness or obligation on the part of any of the Companies (other than borrowings from one or more of the Sellers, which are repaid at or prior to the Effective Time); provided that any such individual non-emergency capital expenditure in excess of $25,000 must have received written approval of Buyer, which approval shall not be unreasonably withheld, in order for such capital expenditure to be included in such adjustment, and (ii) decreased by proceeds and revenues received by Sellers that are attributable to the operation of the Assets after the Effective Time. The Purchase Price will be allocated among the Sellers as set forth on Exhibit B. The Purchase Price shall be payable by Buyer by wire transfer or delivery of other immediately available funds to the accounts of BMEC (Account No. 0010041077(for the benefit of Blue Dolphin Energy Company), at Bank One Texas NA, ABA Routing No.111000614) MCNIC (Account No. 11737-83, at Bank One, ABA Routing No.072000326) and WBI (Account No. 163095535536, at US Bank Bismark ABA Routing No. 091300023), or to such other bank and account designated in writing by Sellers to Buyer, in accordance with the allocation set forth in Exhibit B.

      2.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of BMEC, 801 Travis, Suite 2100, Houston, Texas 77002, commencing at 10:00 a.m., local time, as soon as reasonably practicable after all conditions set forth in Article 7 have been satisfied or waived by the appropriate party, or such other date as the Parties shall agree in writing, and shall be effective as of the Effective Time (the "Closing Date"). The Parties agree to use their best efforts to cause the Closing to occur within 7 days of the date that all such conditions have been satisfied or waived; and in any event Closing shall occur within 10 days that such conditions are satisfied or waived.

      2.4 DELIVERIES AT CLOSING. At the Closing (i) each Seller will deliver to Buyer or its assigns stock certificates representing the Shares owned by such Seller, endorsed in blank or accompanied by duly executed assignment documents; and (ii) Buyer will deliver to Sellers the Purchase Price.

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      2.5 REVENUES AND EXPENSES. (a) Each Seller shall be (i) subject to the first sentence of Section 2.5(b), entitled to all revenues (and related accounts receivable) attributable to the Subsidiary Company of that Seller and (ii) responsible for the payment of all expenses (and related accounts payable), including the payment of ad valorem taxes, attributable to the Assets owned by its respective Subsidiary Company, in each case to the extent the foregoing relate to the period of time prior to the Effective Time. Buyer shall be (i) entitled to all revenues (and related accounts receivable) attributable to the Companies, and (ii) subject to Article 8 hereof, responsible for the payment of all expenses (and related accounts payable), including the payment of ad valorem taxes, attributable to the Companies, in each case to the extent the foregoing relate to the period of time occurring on and after the Effective Time.

      (b) Within 45 days after Closing, the Sellers shall provide a written notice to Buyer of all uncollected revenues (and related accounts receivable) attributable to the Companies for the period prior to the Effective Time. To the extent that Buyer receives any funds identified in such notice, Buyer shall promptly deliver such funds to the Sellers. To the extent that the Sellers receive any funds to which Buyer is entitled pursuant to Section 2.5(a), the Sellers shall promptly deliver such funds to Buyer. If either Party pays any expense (or related account payable) that is properly borne by the other Party pursuant to Section 2.5(a), the Party responsible for such expense (or related account payable) pursuant to Section 2.5(a) shall promptly reimburse the Party who made such payment. The obligations of Buyer and the Sellers hereunder shall be performed without any right of setoff.

      2.6 HIGH ISLAND A-5 PIPELINE. In a separate transaction, Blue Dolphin Pipeline Company (an affiliate of BMEC), MCNIC, and WBI will sell to Williams Field Services - Gulf Coast Company, L.P., an affiliate of Buyer, their combined 100% ownership interest in the High Island A-5 Pipeline and appurtenant facilities and all contracts, easements and rights of way, permits, licenses and records (the "High Island A-5 Transaction"). The terms of such transaction shall be governed by a separate purchase and sale agreement between those parties. However, although the transactions are separate, the Parties acknowledge and agree that the two (2) transactions are contingent upon one another and the respective assignments and bills of sale shall be executed simultaneously.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      Subject to the matters set forth in the disclosure schedule delivered by the Sellers to Buyer on the date hereof and attached to this Agreement (the "Disclosure Schedule"), BMEC severally with respect to itself and BMPC, MCNIC severally with respect to itself and MCNIC Offshore, and WBI severally with respect to itself and WBI Offshore, and each of BMEC, MCNIC and WBI jointly with respect to representations concerning the Assets set forth in Sections 3.6, 3.7, the second sentence of Section 3.15, 3.17, 3.19 and 3.20, represent and warrant to Buyer as follows:

      3.1 ORGANIZATION. The respective Seller is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation as set forth in the

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introductory paragraph to this Agreement. The Subsidiary Company of that Seller is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation.

      3.2 QUALIFICATION. The respective Subsidiary Company is qualified to do business as a foreign corporation in each state or jurisdiction in which such qualification is required by Law. The Disclosure Schedule sets forth with respect to the Subsidiary Company of the Seller a list of the jurisdictions in which the Subsidiary Company has qualified to do business.

      3.3 CAPITALIZATION; SUBSIDIARIES. The Disclosure Schedule sets forth for the Subsidiary Company of that Seller the number of authorized shares of its capital stock, the number of issued and outstanding shares of its capital stock, and the owner thereof. The issued and outstanding capital stock of the respective Subsidiary Company has been duly authorized, validly issued, fully paid and is nonassessable. There are no preemptive rights with respect to the issuance of the shares of capital stock of the respective Subsidiary Company. There are no outstanding options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require the respective Subsidiary Company to issue, sell or otherwise cause to become outstanding any of such entity's capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock, or restrictions upon the transfer of the capital stock, of the respective Subsidiary Company, except as set forth on the Disclosure Schedule. The respective Subsidiary Company has no Subsidiaries or any other ownership or rights in any other entities or assets not included in the Assets.

      3.4 AUTHORIZATIONS AND APPROVALS. The execution and delivery by the Seller of this Agreement and the performance of its respective obligations hereunder have been duly and validly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the respective Seller, and this Agreement constitutes the legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity regardless of whether such principles are considered in a proceeding at law or in equity. Except as disclosed in the Disclosure Schedule, such Seller does not need to give any notice to, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any third party or Governmental Authority to consummate the transactions contemplated by this Agreement, except for those the absence of which are not reasonably likely to have a Seller Material Adverse Effect, including Customary Post-Closing Consents, and except for consents or waivers to be obtained by the Sellers or the Companies prior to the Closing Date.

      3.5 ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement by the respective Seller, nor the consummation of the transactions contemplated hereby will (assuming receipt of all consents, approvals, authorizations, waivers, permits, certificates and orders disclosed in the Disclosure Schedule): (a) violate or breach the terms of, cause a default under, conflict with,

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result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under (i) any applicable Law,
(ii) the charter or bylaws of the respective Seller or its Subsidiary Company or
(iii) any contract, agreement, lease, license or other arrangement to which the respective Seller or its Subsidiary Company is a party or by which either of them, or any of their properties, is bound; (b) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) on the Shares owned by the respective Seller or the undivided interest in the Assets owned by the respective Subsidiary Company; (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Governmental Authority having jurisdiction over the respective Seller or its Subsidiary Company; or (d) with the passage of time or the giving of notice or the taking of any action by any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section, except, where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, claim, encumbrance, forfeiture, suspension, revocation or lien is not reasonably likely to have a Seller Material Adverse Effect, including Customary Post-Closing Consents, or materially impair the ability of the Sellers to consummate the transactions contemplated by this Agreement.

      3.6 CONTRACTS AND COMMITMENTS. Exhibit A and the Disclosure Schedule includes a list of all material contracts and agreements (including, without limitation, any transportation contract or agreement and other contracts or agreements providing for receipt or payment, contingent or otherwise, of $50,000 or more annually, unless any such other contract or agreement is terminable with notice of 90 days or less without a penalty) in either case relating to the continued ownership and operation of the Companies or the Assets (the "Contracts"), and each such Contract (other than inactive transportation contracts or agreements) is in full force and effect, except where the failure to be in full force and effect is not reasonably likely to have a Seller Material Adverse Effect. The Companies have in all respects performed all material obligations required to be performed by them to date under the Contracts, and are not in default under any material obligation of any such Contracts. To the knowledge of the Sellers, no other party to any Contract is in default thereunder. The respective Company has not assigned to any other person any of its rights under the Contracts. The respective Company has not waived any of its material rights under the Contracts. Except as set forth on the Disclosure Schedule, there are currently no gas or transportation imbalances under any of the Contracts (other than the imbalances occurring in the ordinary course of business that do not have a Seller Material Adverse Effect), and there are currently no arrangements to sell, transport, or deliver hydrocarbons at some future time without then or thereafter receiving full payment therefor, or to make payment at some future time for hydrocarbons or the transportation or the delivery of hydrocarbons previously purchased or transported.

      3.7 ABSENCE OF CHANGES. Except as set forth in the Disclosure Schedule, since December 31, 1999:

      (i)   there has not been any Seller Material Adverse Effect;

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      (ii)  to the knowledge of the Sellers, the Assets have been operated and maintained in a prudent manner, in the ordinary course of the business and consistent with past practices;

      (iii) there has not been any material damage, destruction or loss to any material portion of the Assets, whether covered by insurance or not; and

      (iv) there has been no actual, pending, or to the knowledge of the Sellers, threatened change affecting the Assets with any customers, licensors, suppliers, distributors or sales representatives, except such as has not had, and is not reasonably expected to have, a Seller Material Adverse Effect.

      3.8 LITIGATION. Except as disclosed in the Disclosure Schedule, there are no actions at law, suits in equity, investigations, proceedings or claims pending, affecting or, to the knowledge of the Sellers, threatened against the respective Subsidiary Company or the Assets before or by any federal, state, foreign or local court, tribunal or governmental agency or authority.

      3.9 COMPLIANCE WITH LAW. Except as disclosed in the Disclosure Schedule, the respective Subsidiary Company is in compliance with all applicable Laws, except where the failure to be in compliance is not reasonably likely to have a Seller Material Adverse Effect; provided, however, notwithstanding the foregoing, no representation or warranty in this Section 3.9 is made with respect to compliance with Environmental Laws, which are covered exclusively by the provisions set forth in Section 3.13.

      3.10 PERMITS. Except as set forth in the Disclosure Schedule, the respective Subsidiary Company owns or holds all franchises, licenses, permits, consents, approvals and authorizations of all Governmental Authorities necessary for the conduct of its business (collectively, the "Permits"), except for those Permits which the failure to own or hold are not reasonably likely to have a Seller Material Adverse Effect. Each Permit is in full force and effect, and the Subsidiary Company is in compliance with all of its obligations with respect thereto, except where the failure to be in full force and effect or to be in compliance would not have a Seller Material Adverse Effect. To the knowledge of the respective Seller, no event has occurred that permits, or upon the giving of notice or the lapse of time or otherwise would permit, revocation or termination of any Permit except such as in the aggregate would not have a Seller Material Adverse Effect.

      3.11 TITLE TO THE SHARES AND ASSETS. Each Seller has good and marketable title to the Shares of the respective Subsidiary Company. The Companies have good and defensible title to the Assets in the percentages shown on Exhibit B free and clear of all Encumbrances claimed or claiming by, through or under the respective Seller or its Subsidiary Company but not otherwise, other than the Permitted Encumbrances.

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      3.12 BROKERS FEES. Neither the Sellers nor the Companies has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      3.13 ENVIRONMENTAL MATTERS. Except as listed or described in the Disclosure Schedule:

      (a) To the knowledge of the Seller, the Subsidiary Company of that Seller:
(i) is and has been in compliance with and not in violation of any Environmental Laws, and (ii) is not subject to any remedial obligations under such Environmental Laws (and no condition exists on the Assets that could give rise to any such remedial obligations), other than such violations or obligations which are not reasonably likely to have a Seller Material Adverse Effect.

      (b) To the knowledge of the Seller, such Subsidiary Company has in effect, or applications pending for, all permits required by applicable Environmental Laws for the operation and ownership of the Assets, except where the failure to own or hold such permits are not reasonably likely to have a Seller Material Adverse Effect, and, to the knowledge of the Seller, the respective Subsidiary Company is not in violation of the terms and conditions of such permits, other than such violations that are not reasonably likely to have a Seller Material Adverse Effect.

      (c) To the knowledge of the Seller, its Subsidiary Company: (i) is not subject to any consent decree, compliance order or administrative order issued pursuant to applicable Environmental Laws, and (ii) has not received written notice under the citizen suit provision of any Environmental Law or written request for information, notice of violation demand letter, administrative inquiry, complaint or claim from any governmental agency pursuant to applicable Environmental Laws, other than such of the foregoing that are not reasonably likely to have a Seller Material Adverse Effect.

      (d) To the knowledge of the Seller, no hazardous materials or substances (as defined under Environmental Laws) have been released or disposed of by the Seller or its Subsidiary Company in violation of Environmental Laws.

      3.14 PUBLIC UTILITY HOLDING COMPANY ACT. The respective Seller is not subject to, or is exempt from, regulation as a "holding company" or a "subsidiary company" of a "holding company" or an affiliate of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      3.15 CONDITION OF ASSETS. Except as set forth in the Disclosure Schedule, the Assets constitute all of the assets and properties used by the respective Subsidiary Company in connection with its business. Except as set forth in the Disclosure Schedule, to the knowledge of the Sellers, jointly, the Assets (a) are in serviceable and functional condition, (b) have been maintained by the Companies to normal industry standards, (c) are suitable for the purposes used by the Companies, and (d) are adequate for the normal operation of the business of the Companies. Except as set forth

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in the Disclosure Schedule, there is no imminent repair or replacement pending with respect to the Assets.

      3.16 ABSENCE OF LIABILITIES. To the knowledge of the Seller, and except as set forth on the Disclosure Schedule, there are no existing, contingent, or threatened liabilities, obligations, liens, or claims (absolute, accrued, contingent or otherwise) that relate to or have been or may be asserted against the Subsidiary Company or the Assets other than Permitted Encumbrances or any liabilities and obligations which will be paid in full by the respective Subsidiary Company or Seller prior to the Effective Time.

      3.17 CONFORMITY OF COPIES. The Sellers have made available for Buyer's review accurate and complete copies of all Contracts and as-built drawings of the Assets and the following information with respect to the Assets, which have been prepared since January 1, 1997: MAOP reports, rectified output history, test point readings, annual cathodic protection check reports, operation and maintenance reports, average daily volume reports, pigging reports, and depth of cover surveys.

      3.18 EMPLOYEES. Since March 1, 1999, the Subsidiary Company of the Seller has had no employees. The Subsidiary Company has no continuing obligations or liabilities for any employee benefit plans or employee welfare plans (as defined under ERISA) or collective bargaining agreements.

      3.19 REPORTS. The Disclosure Schedule sets forth a list of all of the environmental, accident, safety, and Governmental Authority inspections and reports concerning the Companies and the Assets which have been performed since March 1, 1999.

      3.20 THROUGHPUT AND COSTS. The Disclosure Schedule sets forth with respect to the period beginning on March 1, 1999 and ending on May 31, 2000: (a) the monthly throughput, itemized by customer, of the Pipeline, and (b) the monthly revenue of the Pipeline, (c) the monthly operating expenses of the Pipeline. Such information is accurate and complete in all material respects. Additionally, Sellers shall update such information between the date of this Agreement and the Closing Date when reasonably requested by Buyer.

      3.21 BUSINESS ACTIVITIES. Each Seller represents that its respective Subsidiary Company does not now and has not in the past engaged in any business activities other than those undertaken in connection with or incidental to the ownership and operation of the Assets.

      3.22  TAX MATTERS.  To the knowledge of the Seller,

            (a) the respective Subsidiary Company has filed all Tax Returns that it was required to file (or in the case of consolidated income Tax Returns have been filed by Seller or caused to be filed by Seller), and has paid all Taxes shown thereon as owing;

            (b) none of the Tax Returns of the Companies is currently being audited or examined by any taxing authority; and

            (c) the respective Subsidiary Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment of deficiency.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

      Buyer represents and warrants to Seller as follows:

      4.1 CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 QUALIFICATION. Buyer is duly qualified to do business as a foreign corporation and is in good standing in Texas.

      4.3 AUTHORIZATIONS; APPROVALS. The execution and delivery by Buyer of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity regardless of whether such principles are considered in a proceeding at law or in equity. Buyer is not required to give any notice to, make any filing or register with, or obtain any consent, approval, authorization, waiver, permit, certificate or order of any Governmental Authority to consummate the transactions contemplated by this Agreement except for those the absence of which are not reasonably likely to have a Buyer Material Adverse Effect, including Customary Post-Closing Consents, and except for consents or waivers to be obtained by Buyer prior to the Closing Date.

      4.4 ABSENCE OF CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, to the knowledge of Buyer, violate or breach the terms of, cause a default under, conflict with, result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under (a) any applicable Law, (b) the charter or bylaws of Buyer, or (c) any material contract, agreement, lease, license or other arrangement to which Buyer is a party or by which it, or any of its properties, is bound, except in each case for those the absence of which are not reasonably likely to have a Buyer Material Adverse Effect, including Customary Post-Closing Consents.

      4.5 BROKERS' FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      4.6 FINANCING. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price at the Closing.

      4.7 LITIGATION. There are no actions, suits, proceedings or governmental investigations or inquiries pending, or to the knowledge of Buyer, threatened, against Buyer or any of its properties, assets, operations or businesses that might delay, prevent or hinder the consummation of the transactions contemplated hereby.

                                    ARTICLE 5

                          COVENANTS OF SELLER AND BUYER

      5.1 ACCESS. Upon reasonable notice and at Buyer's sole risk, liability and expense, and during normal business hours, the Sellers shall afford Buyer and its representatives reasonable access, from the date hereof until the Closing Date, to the Assets (including without limitation for the purpose of safety and environmental inspections, assessments and nondestructive and noninvasive testing of such Assets by a safety and/or an environmental engineering firm designated by Buyer and reasonably satisfactory to the Sellers) and the contracts, books, records and data of the Companies; provided, such access shall be subject to the Sellers' obtaining all necessary consents and approvals from third parties to such access and inspections. The Sellers shall promptly notify Buyer in each case when such consents are required, and when they have been obtained or withheld. Buyer's investigation shall be conducted in a manner that does not unreasonably interfere with the normal operation of the Assets. Notwithstanding the foregoing, Buyer shall not have access to personnel records of the Sellers or the Companies (or any Affiliates thereof). Buyer agrees to maintain the confidentiality of all such information pursuant to the terms of that certain letter agreement regarding confidentiality dated July 24, 2000 between BMPC and Buyer (the "Confidentiality Agreement"). BUYER HEREBY AGREES TO DEFEND, INDEMNIFY, RELEASE, PROTECT, SAVE AND HOLD HARMLESS THE SELLERS AND THEIR AFFILIATES FROM AND AGAINST ANY AND ALL LOSSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) ARISING OUT OF OR RELATING TO ANY CLAIMS RELATING TO ANY PLANT OR FIELD VISIT, OR OTHER DUE DILIGENCE ACTIVITY, CONDUCTED BY BUYER OR ANY OF ITS AGENTS, REPRESENTATIVES, EMPLOYEES, AFFILIATES, SUCCESSORS, ASSIGNS, OFFICERS, REPRESENTATIVES OR DIRECTORS (FOR PURPOSES OF THIS SECTION 5.1, A "BUYER PARTY") TO THE EXTENT SUCH LOSS IS SUFFERED BY ANY BUYER PARTY, INCLUDING WITHOUT LIMITATION ANY LOSSES RESULTING, IN WHOLE OR IN PART, FROM THE SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY OF THE

SELLERS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLERS.

      5.2 CONDUCT OF BUSINESS PENDING THE CLOSING. The Sellers covenant and agree, that from the date of this Agreement until the Closing Date, unless Buyer shall otherwise agree or as otherwise contemplated by this Agreement:

      (a) Sellers will, or will cause the Companies to, operate the Assets in all material respects in the same manner as presently being operated, and will refrain from entering into any transaction or contract relating directly to any Assets other than in the ordinary course of business;

      (b) The Sellers will, or will cause the Companies to, use commercially reasonable efforts to perform its obligations under any contracts and agreements to which it is a party or to which the Assets are subject, except for such obligations as it in good faith may dispute and except for such failures to perform as would not in the aggregate have a Seller Material Adverse Effect;

      (c) Except as set forth on Schedule 5.2, the Sellers will not, and will not permit the Companies to, directly or indirectly, enter into any transaction with any of its Affiliates that will cause the Companies or the Assets to be subject to any liabilities or obligations subsequent to the Effective Time.

      (d) The Sellers will not permit the Companies to make any non-emergency capital expenditure that would cost $25,000 or more without the prior written approval of Buyer, which approval shall not be unreasonably withheld;

      (e) The Companies will not create, incur, guarantee, or assume any indebtedness:

      (f) The Companies will not mortgage or pledge any of the Assets or create or suffer to exist any encumbrance thereupon, other than Permitted Encumbrances;

      (g) Except as set forth on Schedule 5.2, the Sellers will not, and will not permit the Companies to, lease, transfer, or otherwise dispose of, directly or indirectly, any of the Assets;

      (h) The Sellers will not, and will not permit the Companies to, enter into any new firm, long-term contract pursuant to which the Companies become obligated to transport or deliver any products through or by means of the Assets at a price less than the maximum applicable FERC tariff, or upon terms and conditions which are substantially different from the terms and conditions applicable to the transportation of products by the Companies pursuant to the Contracts;

      (i) Insurance will be maintained by the Sellers for the Companies and the Assets in accordance with ordinary course established prior to the date of this Agreement.

      5.3 CONSENTS. Each of the Parties will use its commercially reasonable efforts to obtain the authorizations, consents, orders and approvals of Governmental Authorities and any other third parties that may be or become necessary or advisable for the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and will cooperate in all reasonable respects with each other in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary or advisable for the performance of their respective obligations pursuant to this Agreement.

      5.4 COMMERCIALLY REASONABLE EFFORTS. Each of the Parties shall use commercially reasonable efforts to obtain the satisfaction of all conditions of Closing attributable to such Party in an expeditious manner.

      5.5 USE OF NAME. On or before March 31, 2001, Buyer shall file all necessary documents with the appropriate state governmental authorities so as to terminate the existence of WBI Offshore and MCNIC Offshore, or to change the corporate names of (i) WBI Offshore to a name not including "WBI" or any derivation thereof and (ii) MCNIC Offshore to a name not including "MCNIC" or any derivation thereof, and thereafter shall not directly or indirectly use the names "WBI" or "MCNIC" or any derivation thereof, provided, however, that in the event FERC action or inaction prohibits or prevents Buyer from taking any such action, the time for performance by Buyer shall be extended accordingly. Notwithstanding the foregoing, Buyer shall be permitted to continue to use the name "Black Marlin Pipeline Company". As soon as practicable, but in any event within 180 days after the Closing Date, Buyer shall remove the names of the Sellers and their Affiliates, or any words or expressions similar thereto (other than the name "Black Marlin") from the Assets.

      5.6 DELIVERY AND RETENTION OF RECORDS. As soon as practicable, but in any event within thirty (30) days after the Closing Date, Sellers will deliver or cause to be delivered to Buyer all files, records, information and data relating to the Companies that are in the possession or control of Sellers (the "Records"). Buyer agrees to (a) hold the Records and not to destroy or dispose of any thereof for the longer of (i) four years from the Closing Date, or (ii) such longer time as may be required by law, including upon notice from Sellers for any mandatory or consensual extension of a statutory limitations period determined by the Internal Revenue Service for Tax Returns, provided that, if it desires to destroy or dispose of such Records during such period, it will first offer in writing at least 60 days prior to such destruction or disposition to surrender them to the Sellers and if the Sellers do not accept such offer within 20 days after receipt of such offer, Buyer may take such action and (b) following the Closing Date to afford Sellers and its accountants and counsel during normal business hours, upon reasonable request, at any time, full access to the Records and to Buyer's employees to the extent that such access may be requested for any legitimate purpose at no cost to Sellers (other than for reasonable out-of-pocket expenses), provided however, that such access will not operate to cause the waiver of any attorney-client, work product or like privilege; provided, further, that in the event of any litigation nothing herein shall limit any Party's rights of discovery under applicable law.

      5.7 NEW COMMITMENTS. Subject to Section 5.2, the Sellers agree to keep Buyer advised of, and to consult with Buyer regarding, any commercial commitments to be entered into by the Companies related to the Assets prior to Closing, providing that Sellers shall take all reasonable steps to prevent Buyer from being required to participate in the Companies' regulatory proceedings or related litigation until after the Closing Date. Buyer agrees that it will not contact the Companies' customers on matters relating to the Companies without the prior written consent of Sellers and in the event Sellers consent, Buyer will allow a representative of the Companies or one of its Affiliates to be present at any meeting.

      5.8   AMENDMENTS OF SCHEDULES AND REMEDY.

      (a) Sellers may, from time to time, prior to the Closing, by written notice to Buyer, supplement or amend the Disclosure Schedule or other schedules attached to this Agreement to correct any matter that would constitute a breach of any representation, warranty of Sellers herein contained; PROVIDED HOWEVER, except as provided in this Section 5.8, no such supplement or amendment will affect the rights or obligations of the Parties (including without limitation Buyer's rights and obligations under Section 7.2(a)) until after the Closing Date. Notwithstanding any other provision hereof, if the Closing occurs, any such supplement or amendment of any Schedule will be effective to cure and correct for indemnification purposes (but only for such purposes) any breach of any representation, warranty or covenant that would have existed by reason of Sellers not having made such supplement or amendment.

      (b) If Buyer terminates this Agreement solely as a result of Sellers's amendment of the Disclosure Schedule or other schedules to reflect Material Items (as defined below) and such Material Items were not made available to Buyer before the date hereof, Buyer and Sellers agree that in lieu of any other remedy Buyer may have against Sellers at law, equity or otherwise, Sellers shall owe to Buyer money damages for Buyer's out-of-pocket costs related directly to due diligence activities and negotiation of this Agreement in an amount up to $100,000. As used in this Section 5.8, the term "Material Items" shall mean matters occurring prior to the date of this Agreement, which would have an adverse impact of $350,000 or greater individually or in the aggregate on the Assets or the Companies. Buyer agrees that if it terminates this Agreement as a result of an amendment to the Disclosure Schedule or other schedule that does not constitute a Material Item, Buyer shall not have any recourse against Sellers.

      5.9 TRANSFER TAXES. Buyer shall be responsible for the payment of all state and local transfer, sales, use or other similar taxes resulting from the transactions contemplated by this Agreement, other than Income Taxes for Pre-Closing Periods, and the Income Taxes arising from the elections made pursuant to Section 10.1.

      5.10 CASUALTY LOSS AND CONDEMNATION. In the event that there exist at and as of the Closing any condemnation proceeding with respect to the Assets, the Sellers shall assign to Buyer at and as of the Closing any rights it may have to claims against any governmental entity, or third party with respect to such condemnation proceeding. In the event that there exist at and as of the Closing any casualty loss with respect to the Assets, the Sellers shall process the claim, if any, with its insurance carrier, and shall promptly turn over any proceeds received from its insurance carrier with respect to such casualty loss.

      5.11 DISTRIBUTION BY THE COMPANIES. On or before the Closing Date, each Company shall dividend or distribute to the Seller that owns such Company any cash, cash equivalents, and accounts receivable of the respective Subsidiary Company as of the Effective Time, subject to Sellers's obligation to pay expenses of the Companies pursuant to Section 2.5. The Companies shall not distribute to the Sellers any other amounts or property prior or subsequent to the Closing.


                                    ARTICLE 6

                    INDEPENDENT INVESTIGATION AND DISCLAIMER

      6.1 INDEPENDENT INVESTIGATION AND DISCLAIMER. Buyer acknowledges that: (a) it has had, and pursuant to this Agreement will have prior to the Closing, access to the Companies and the Assets and the officers and employees of the Companies and Sellers, (b) in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent investigation (including review of materials provided to it by Sellers) and upon the expressed representations, warranties, covenants and agreements set forth in this Agreement, and (c) it is familiar with investments of the nature of the Shares and the Assets, understands that this investment involves substantial risks, has adequately investigated the Shares and the Assets and has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in purchasing the Shares and the Assets and is able to bear the economic risks of such investment. Accordingly, except as set forth in Article 3, Buyer acknowledges that Sellers have not made, AND SELLERS HEREBY EXPRESSLY DISCLAIM AND NEGATE ANY REPRESENTATION OR WARRANTY, EXPRESSED, IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (i) THE CONDITION OF THE ASSETS (INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR ENVIRONMENTAL CONDITION), (ii) ANY INFRINGEMENT BY THE COMPANIES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, AND (iii) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO BUYER BY OR ON BEHALF OF SELLERS (INCLUDING WITHOUT LIMITATION, IN RESPECT OF THE EXISTENCE OR EXTENT OF OIL, GAS OR OTHER MINERAL RESERVES, THE RECOVERABILITY OF OR THE COST OF RECOVERING ANY SUCH RESERVES OR THE LIKELIHOOD THAT SUCH RESERVES, IF RECOVERED, WILL BE TRANSPORTED THROUGH THE PIPELINE; AND BUYER WILL HAVE SOLE RESPONSIBILITY FOR ANY ACTION TAKEN BY BUYER, OR BY OTHERS RELYING ON BUYER'S ADVICE BASED ON THE GEOLOGICAL MAPS, RECORDS, LOGS, PRODUCTION

OR RESERVE FORECASTS AND OTHER DATA, IF ANY, TRANSFERRED UNDER THIS AGREEMENT.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

      7.1 CONDITIONS PRECEDENT TO OBLIGATION OF EACH PARTY. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) No order shall have been entered and remain in effect in any action or proceeding before any federal, state, foreign or local court or governmental agency or other federal, state, foreign or local regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated by this Agreement and no action or proceeding that has a reasonable likelihood of preventing or materially hindering the transactions contemplated hereby shall have been instituted, which shall not have been subsequently dismissed; and

      (b) Any and all consents of third parties (other than Customary Post-Closing Consents), necessary in connection with the transactions contemplated hereby shall have been obtained or arrangements shall have been made reasonably satisfactory to Buyer to allow Buyer to receive substantially the same economic benefits as if all such consents had been obtained.

      7.2 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement are also subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) The representations and warranties contained in Article 3, to the extent qualified as to materiality shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all material respects, as of the Closing Date as though such representations and warranties had been made at and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Sellers on or before the Closing Date shall have been duly complied with and performed in all material respects, and a certificate to the foregoing effect dated the Closing Date and signed by an authorized executive officer shall have been delivered by each Seller to Buyer;

      (b) The Assets shall not have been materially damaged requiring repair or replacement costs exceeding $100,000, and Sellers shall not have received notice of any condemnation of the Assets;

      (c) No Seller Material Adverse Effect shall have occurred and be continuing; and

      (d) The Closing of the High Island A-5 Transaction shall have occurred.

      7.3 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligation of Sellers to consummate the transactions contemplated by this Agreement are also subject to the fulfillment at or prior to the Closing Date of the condition that the representations and warranties of Buyer contained in
Article 4 shall be accurate in all material respect as of the Closing Date as though such representations and warranties had been made at and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer on or before the Closing Date shall have been duly complied with and performed in all material respects, and a certificate to the foregoing effect dated the Closing Date and signed by an authorized executive officer of Buyer shall have been delivered to Sellers.

                                    ARTICLE 8

                         INDEMNIFICATION AND ASSUMPTION

      8.1 BY SELLERS. SUBJECT TO THE TERMS AND CONDITIONS OF THIS ARTICLE 8, EACH SELLER, SEVERALLY BUT NOT JOINTLY, HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS BUYER, THE COMPANIES, AND THEIR RESPECTIVE AFFILIATES AND ITS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS AND EMPLOYEES (COLLECTIVELY, THE "BUYER PARTIES"), FROM AND AGAINST THE FOLLOWING (COLLECTIVELY, THE "BUYER INDEMNIFIED LIABILITIES"): ANY CLAIM INDIVIDUALLY CONSTITUTING A LOSS IN EXCESS OF $10,000 ASSERTED AGAINST, IMPOSED UPON, OR INCURRED BY ANY BUYER PARTY, DIRECTLY OR INDIRECTLY, BY REASON OF, ARISING OUT OF, OR RESULTING FROM (A) THE INACCURACY OR BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY SUCH SELLER IN
ARTICLE 3 OF THIS AGREEMENT; OR (B) THE BREACH OF ANY COVENANT OR AGREEMENT OF SUCH SELLER CONTAINED IN THIS AGREEMENT; OR (C) THE OPERATIONS OF OR OWNERSHIP OF THE ASSETS BY THE SUBSIDIARY COMPANY OF THAT SELLER PRIOR TO THE EFFECTIVE TIME (INCLUDING EMPLOYEE OR ERISA RELATED CLAIMS), OR THE OWNERSHIP OF THE RESPECTIVE SUBSIDIARY COMPANY BY THE SELLER, OTHER THAN ANY LITIGATION MATTERS DISCLOSED IN THE DISCLOSURE SCHEDULE; OR (D) ANY TAXES OF THE SUBSIDIARY COMPANY OF THAT SELLER RELATING TO PRE-CLOSING PERIODS, INCLUDING TAXES ARISING FROM ANY DISTRIBUTIONS FROM THE SUBSIDIARY COMPANY TO THE SELLER, THE SECTION 338(H)(10) ELECTION, OR THE LIABILITY OF ANY OTHER PERSON IMPOSED ON THE SUBSIDIARY COMPANY UNDER TREASURY REGULATION SECTION 1.1502-6 WITH RESPECT TO THE CONSOLIDATED GROUP OF THE SELLER, OR (E) ANY FINE OR PENALTY IMPOSED BY FERC RELATING TO BMEC'S FAILURE TO SECURE FERC APPROVAL PRIOR TO TRANSFERRING OWNERSHIP IN THE ASSETS TO WBI OFFSHORE AND MCNIC OFFSHORE; PROVIDED, NONE OF THE BUYER PARTIES SHALL BE ENTITLED TO ASSERT RIGHTS OF INDEMNIFICATION BY SELLERS UNDER THIS
ARTICLE 8 FOR BUYER INDEMNIFIED LIABILITIES PURSUANT TO CLAUSES (A) OR (B) UNLESS AND UNTIL THE AGGREGATE OF ALL SUCH BUYER INDEMNIFIED LIABILITIES EXCEEDS $100,000 (IT BEING UNDERSTOOD THAT SUCH BUYER

INDEMNIFIED LIABILITIES SHALL ACCUMULATE UNTIL SUCH TIME OR TIMES AS THE AGGREGATE OF ALL SUCH BUYER INDEMNIFIED LIABILITIES EXCEEDS $100,000, WHEREUPON THE BUYER PARTIES SHALL BE ENTITLED TO INDEMNIFICATION BY SELLERS HEREUNDER TO THE EXTENT OF SUCH EXCESS); PROVIDED, FURTHER, THAT SELLERS' MAXIMUM INDEMNIFICATION OBLIGATIONS UNDER CLAUSES (A), (B) AND (C) OF THIS SECTION 8.1 ("OBLIGATIONS") SHALL BE CAPPED AT AN AGGREGATE AMOUNT EQUAL TO 25% OF PURCHASE PRICE (THE "CAP"), PROVIDED THAT THE CAP FOR EACH SELLER SHALL BE INCREASED TO ITS PRO-RATA SHARE OF THE PURCHASE PRICE WITH RESPECT TO ANY OBLIGATIONS DIRECTLY ARISING FROM THE KNOWING AND INTENTIONAL BREACH BY THAT SELLER OF A REPRESENTATION OR WARRANTY. EACH SELLER SHALL BE RESPONSIBLE FOR THE BREACH OF ANY JOINT REPRESENTATION, WARRANTY, OR COVENANT ONLY TO THE EXTENT OF ITS PRO-RATA SHARE OF THE SAME.

      8.2 BY BUYER. SUBJECT TO THE TERMS AND CONDITIONS OF THIS ARTICLE 8, BUYER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLERS AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS AND EMPLOYEES (COLLECTIVELY, "SELLER PARTIES"), FROM AND AGAINST THE FOLLOWING (COLLECTIVELY, THE "SELLER INDEMNIFIED LIABILITIES"): ANY CLAIM INDIVIDUALLY CONSTITUTING A LOSS ASSERTED AGAINST, IMPOSED UPON OR INCURRED BY ANY OF THE SELLER PARTIES, DIRECTLY OR INDIRECTLY, BY REASON OF, ARISING OUT OF OR RESULTING FROM (A) THE INACCURACY OR BREACH OF ANY REPRESENTATION OR WARRANTY OF BUYER IN ARTICLE 4 OF THIS AGREEMENT; OR (B) THE BREACH OF ANY COVENANT OR AGREEMENT OF BUYER CONTAINED IN THIS AGREEMENT; OR (C) THE OPERATION AND OWNERSHIP OF THE ASSETS ON OR AFTER THE EFFECTIVE TIME; OR (D) ANY TAXES OF THE COMPANIES RELATING TO POST-CLOSING PERIODS.

      8.3 EXPRESS NEGLIGENCE RULE. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR VIOLATION OF ANY LAW OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

      8.4 EXCEPTIONS AND LIMITATIONS. (A) NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN SECTION 8.1, BUYER INDEMNIFIED LIABILITIES SHALL NOT INCLUDE ANY AND ALL CLAIMS TO THE EXTENT SAME ARE ATTRIBUTABLE TO A BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF BUYER UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN SECTION 8.2, SELLER INDEMNIFIED LIABILITIES SHALL

NOT INCLUDE ANY AND ALL CLAIMS TO THE EXTENT SAME ARE ATTRIBUTABLE TO A BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF SELLERS UNDER THIS AGREEMENT.

      (B) NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS ARTICLE 8, THE LIABILITY OF ANY OF THE SELLERS UNDER THIS AGREEMENT UNDER SECTION 8.1(A),
(B), OR (C) FOR MATTERS ARISING PRIOR TO MARCH 1, 1999, SHALL BE LIMITED TO $1,000,000, IN THE AGGREGATE.

      8.5 NOTICE OF CLAIM. (A) FOR PURPOSES OF THIS ARTICLE 8, THE TERM "INDEMNIFYING PARTY" WHEN USED IN CONNECTION WITH A PARTICULAR CLAIM SHALL MEAN THE PARTY HAVING AN OBLIGATION TO INDEMNIFY ANOTHER PARTY WITH RESPECT TO SUCH CLAIM PURSUANT TO THIS ARTICLE 8, AND THE TERM "INDEMNIFIED PARTY" WHEN USED IN CONNECTION WITH A PARTICULAR CLAIM SHALL MEAN THE PARTY HAVING THE RIGHT TO BE INDEMNIFIED WITH RESPECT TO SUCH CLAIM BY ANOTHER PARTY PURSUANT TO THIS ARTICLE 8.

      (B) PROMPTLY AFTER ANY INDEMNIFIED PARTY BECOMES AWARE OF FACTS GIVING RISE TO A CLAIM BY IT FOR INDEMNIFICATION PURSUANT TO THIS ARTICLE 8, SUCH INDEMNIFIED PARTY WILL PROVIDE NOTICE THEREOF IN WRITING TO THE INDEMNIFYING PARTY ("CLAIM NOTICE") SPECIFYING THE NATURE AND SPECIFIC BASIS FOR SUCH CLAIM AND A COPY OF ALL PAPERS SERVED WITH RESPECT TO SUCH CLAIM (IF ANY). FOR PURPOSES OF THIS SECTION 8.5(B), RECEIPT BY A PARTY OF WRITTEN NOTICE OF ANY DEMAND, ASSERTION, CLAIM, ACTION OR PROCEEDING (JUDICIAL, ADMINISTRATIVE OR OTHERWISE) BY OR FROM ANY PERSON OR ENTITY OTHER THAN A PARTY TO THIS AGREEMENT WHICH GIVES RISE TO A CLAIM ON BEHALF OF SUCH PARTY SHALL CONSTITUTE THE DISCOVERY OF FACTS GIVING RISE TO A CLAIM BY IT AND SHALL REQUIRE PROMPT NOTICE OF THE RECEIPT OF SUCH MATTER AS PROVIDED IN THE FIRST SENTENCE OF THIS SECTION 8.5(B). EACH CLAIM NOTICE SHALL SET FORTH A REASONABLE DESCRIPTION OF THE CLAIM AS THE INDEMNIFIED PARTY SHALL THEN HAVE AND SHALL CONTAIN A STATEMENT TO THE EFFECT THAT THE INDEMNIFIED PARTY GIVING THE NOTICE IS MAKING A CLAIM PURSUANT TO, AND FORMAL DEMAND FOR INDEMNIFICATION, UNDER THIS ARTICLE 8. THE CLAIM NOTICE MUST SET FORTH THE PARTICULAR PROVISION IN THIS ARTICLE 8 AND ANY RELATED PROVISION IN THIS AGREEMENT PURSUANT TO WHICH SUCH INDEMNIFICATION CLAIM IS MADE. FOR EXAMPLE, IF AN INDEMNIFIED PARTY ELECTS TO ASSERT AN INDEMNIFICATION CLAIM FOR BREACH OF THE INDEMNIFYING PARTY'S REPRESENTATION, THE INDEMNIFIED PARTY'S CLAIM NOTICE WOULD PROVIDE THAT THE CLAIM IS ASSERTED UNDER SECTION 8.1(A) OR 8.2(A), AS APPLICABLE, AND THAT THE REPRESENTATION ALLEGEDLY BREACHED IS, FOR EXAMPLE, THE LITIGATION REPRESENTATION CONTAINED IN SECTION 3.8 OR 4.7, AS APPLICABLE. NOTWITHSTANDING THE FOREGOING HOWEVER, THE FAILURE OF THE INDEMNIFIED PARTY TO TIMELY

PROVIDE A CLAIM NOTICE SHALL NOT EXCUSE THE INDEMNIFYING PARTY FROM ITS OBLIGATION TO PROVIDE INDEMNIFICATION HEREUNDER UNLESS SUCH FAILURE MATERIALLY IMPAIRS THE ABILITY OF THE INDEMNIFYING PARTY TO MITIGATE OR DEFEND SUCH CLAIM.

      8.6 THIRD-PARTY CLAIMS. (A) IF AN INDEMNIFIED PARTY SHALL HAVE ANY THIRD-PARTY CLAIM ASSERTED AGAINST SUCH INDEMNIFIED PARTY, THE INDEMNIFIED PARTY PROMPTLY SHALL TRANSMIT TO THE INDEMNIFYING PARTY A CLAIM NOTICE RELATING TO SUCH THIRD PARTY CLAIM. PRIOR TO THE EXPIRATION OF THE 45-DAY PERIOD FOLLOWING THE INDEMNIFYING PARTY'S RECEIPT OF SUCH NOTICE (THE "ELECTION PERIOD"), THE INDEMNIFYING PARTY SHALL NOTIFY THE INDEMNIFIED PARTY (1) WHETHER THE INDEMNIFYING PARTY DISPUTES ITS POTENTIAL LIABILITY TO THE INDEMNIFIED PARTY UNDER THIS ARTICLE 8 WITH RESPECT TO SUCH THIRD-PARTY CLAIM AND (II) WHETHER THE INDEMNIFYING PARTY ELECTS, AT THE SOLE COST AND EXPENSE OF SUCH INDEMNIFYING PARTY, TO DEFEND THE INDEMNIFIED PARTY AGAINST SUCH THIRD-PARTY CLAIM.

      (B) IF AN INDEMNIFYING PARTY NOTIFIES AN INDEMNIFIED PARTY WITHIN THE ELECTION PERIOD THAT THE INDEMNIFYING PARTY DOES NOT DISPUTE ITS POTENTIAL LIABILITY TO THE INDEMNIFIED PARTY UNDER THIS ARTICLE 8 AND THAT THE INDEMNIFYING PARTY ELECTS TO ASSUME THE DEFENSE OF THE THIRD-PARTY CLAIM, THEN THE INDEMNIFYING PARTY SHALL HAVE THE RIGHT TO DEFEND, AT ITS SOLE COST AND EXPENSE, SUCH THIRD-PARTY CLAIM BY ALL APPROPRIATE PROCEEDINGS, WHICH PROCEEDINGS SHALL BE PROSECUTED DILIGENTLY BY THE INDEMNIFYING PARTY TO A FINAL CONCLUSION OR SETTLED AT THE DISCRETION OF THE INDEMNIFYING PARTY IN ACCORDANCE WITH THIS SECTION 8.6(B). THE INDEMNIFYING PARTY SHALL HAVE FULL CONTROL OF SUCH DEFENSE AND PROCEEDINGS, INCLUDING ANY COMPROMISE OR SETTLEMENT THEREOF. IF REQUESTED BY THE INDEMNIFYING PARTY, THE INDEMNIFIED PARTY AGREES TO COOPERATE FULLY WITH THE INDEMNIFYING PARTY AND ITS COUNSEL AT THE INDEMNIFYING PARTY'S EXPENSE IN CONTESTING ANY THIRD-PARTY CLAIM THAT THE INDEMNIFYING PARTY ELECTS TO CONTEST, INCLUDING, WITHOUT LIMITATION, THE MAKING OF ANY RELATED COUNTERCLAIM AGAINST THE PERSON ASSERTING THE THIRD-PARTY CLAIM OR ANY CROSS-COMPLAINT AGAINST ANY PERSON. THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO PARTICIPATE IN, BUT NOT CONTROL, ANY DEFENSE OR SETTLEMENT OF ANY THIRD-PARTY CLAIM CONTROLLED BY THE INDEMNIFYING PARTY PURSUANT TO THIS SECTION 8.6(B) AND SHALL BEAR ITS OWN COSTS AND EXPENSES WITH RESPECT TO ANY SUCH PARTICIPATION.

      8.7 SUBROGATION. IN THE EVENT THAT ANY INDEMNIFIED PARTY HAS A RIGHT AGAINST A THIRD PARTY WITH RESPECT TO ANY DAMAGES, LOSSES, COSTS OR EXPENSES PAID TO SUCH INDEMNIFIED PARTY BY AN INDEMNIFYING PARTY,

THEN SUCH INDEMNIFYING PARTY SHALL, TO THE EXTENT OF SUCH PAYMENT, BE SUBROGATED TO THE RIGHT OF SUCH INDEMNIFIED PARTY.

      8.8 EXCLUSIVE REMEDIES; SURVIVAL OF REPRESENTATIONS AND WARRANTIES, LIMITATION OF CERTAIN LIABILITIES.

      (A) BUYER AND SELLERS (I) AGREE THAT ONLY ACTUAL DAMAGES SHALL BE RECOVERABLE UNDER THIS AGREEMENT AND (II) HEREBY WAIVE ANY RIGHT TO RECOVER SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD-PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE PURSUANT TO THE TERMS OF THIS ARTICLE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE INDEMNIFICATION PROVISIONS OF THIS ARTICLE 8 SHALL BE THE EXCLUSIVE REMEDIES FOR ANY CLAIM BASED UPON THIS AGREEMENT OR THE TRANSACTIONS DESCRIBED HEREIN FOLLOWING CLOSING. IN FURTHERANCE OF THE FOREGOING, ALL OTHER REMEDIES AVAILABLE AT LAW OR IN EQUITY, IN TORT, CONTRACT OR OTHERWISE ARE HEREBY WAIVED, RELEASED AND DISCHARGED BY SELLERS AND BUYER. NO CLAIM OF ANY NATURE CAN BE BROUGHT BY ANY BUYER PARTY OR SELLER PARTY UNLESS WRITTEN NOTICE OF SUCH CLAIM HAS BEEN GIVEN IN ACCORDANCE WITH ARTICLE 8 AS
FOLLOWS: (A) ON OR BEFORE THE SECOND ANNIVERSARY OF THE CLOSING DATE WITH RESPECT TO ANY BUYER INDEMNIFIED LIABILITIES UNDER SECTION 8.1(A), (B) OR (C), AND ANY SELLER INDEMNIFIED LIABILITIES UNDER 8.2(A), (B) OR (C); PROVIDED THAT WITH RESPECT CLAIMS UNDER SECTION 8.1(A), (B), OR (C) FOR MATTERS ARISING PRIOR TO MARCH 1, 1999 SUCH WRITTEN NOTICE MUST BE PROVIDED BEFORE MARCH 1, 2002, AND
(B) WITHIN THE APPLICABLE STATUTE OF LIMITATIONS, INCLUDING EXTENSIONS, WITH RESPECT TO BUYER INDEMNIFIED LIABILITIES UNDER SECTION 8.1(D) AND SELLER INDEMNIFIED LIABILITIES UNDER SECTION 8.2(D). WITH RESPECT TO BUYER INDEMNIFIED LIABILITIES UNDER SECTION 8.1 (E) THERE SHALL BE NO TIME LIMITATION. INDEMNITY OBLIGATIONS OF ANY INDEMNIFYING PARTY SHALL BE REDUCED BY ANY INSURANCE PROCEEDS REALIZED BY ANY INDEMNIFIED PARTY, EXCEPT ANY PAYMENTS RECEIVED PURSUANT TO AN INSURANCE PROGRAM UNDER WHICH THE INDEMNIFIED PARTY OR ANY OF ITS AFFILIATES BEARS THE ULTIMATE COST OF SUCH CLAIM.

      (B) NEITHER BUYER PARTIES NOR SELLER PARTIES MAY ASSERT ANY CLAIM UNDER THIS ARTICLE 8 BASED ON FACTS CONSTITUTING A BREACH OF ANY OF THE REPRESENTATIONS AND WARRANTIES HEREUNDER TO THE EXTENT SUCH PERSON HAD ACTUAL KNOWLEDGE OF SUCH FACTS PRIOR TO THE CLOSING DATE, PROVIDED THAT A PARTY HERETO WILL BE DEEMED TO HAVE KNOWLEDGE OF INFORMATION ALLEGEDLY DISCLOSED TO IT BY THE OTHER PARTY ONLY IF SUCH ALLEGED DISCLOSURE WAS MADE IN WRITING.

      8.9 WAIVER OF TEXAS DTPA. IT IS THE INTENT OF THE PARTIES THAT BUYER'S RIGHTS AND REMEDIES WITH RESPECT TO THIS TRANSACTION AND WITH RESPECT TO ALL ACTS OR PRACTICES OF SELLERS, PAST, PRESENT OR FUTURE, IN CONNECTION WITH THIS TRANSACTION SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, TEX. BUS. & COM. CODE ANN. " 17.41 ET SEQ. (VERNON 1987 AND SUPP. 1994) (THE "DTPA"). AS SUCH, BUYER HEREBY WAIVES THE APPLICABILITY OF THE DTPA TO THIS TRANSACTION AND ANY AND ALL DUTIES, RIGHTS OR REMEDIES THAT MIGHT BE IMPOSED BY THE DTPA, WHETHER SUCH DUTIES, RIGHTS OR REMEDIES ARE APPLIED DIRECTLY BY THE DTPA ITSELF OR INDIRECTLY IN CONNECTION WITH OTHER STATUTES: PROVIDED, HOWEVER, BUYER DOES NOT WAIVE SECTION 17.555 OF THE DTPA. BUYER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT IS PURCHASING THE ASSETS COVERED BY THIS AGREEMENT FOR COMMERCIAL OR BUSINESS USE; THAT BUYER HAS ASSETS OF FIVE MILLION DOLLARS ($5,000,000) OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; THAT BUYER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF A TRANSACTION SUCH AS THIS; AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLERS. BUYER EXPRESSLY RECOGNIZES THAT THE PRICE FOR WHICH THE SELLERS HAVE AGREED TO SELL THE ASSETS AND PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT HAS BEEN PREDICATED UPON THE INAPPLICABILITY OF THE DTPA AND THIS WAIVER OF THE DTPA. BUYER FURTHER RECOGNIZES THAT SELLERS, IN DETERMINING TO ENTER INTO THIS AGREEMENT, HAVE EXPRESSLY RELIED ON THIS WAIVER AND THE INAPPLICABILITY OF THE DTPA.

                                    ARTICLE 9

                                   TERMINATION

      9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned as follows:

      (a) By the mutual written consent of Buyer and Sellers at any time prior to the Closing;

      (b) By Buyer or Sellers if a final, non-appealable order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered; or

      (c) by Buyer or Sellers if the Closing shall not have occurred on or before March 31, 2001, so long as the terminating party is not in material breach of any representation, warranty or covenant contained in this Agreement.

      9.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 9.1, (i) Sellers and Buyer shall have no obligation or liability to each other except that the provisions of Section 5.1 and Section 5.8 shall survive any such termination, (ii) nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement prior to such termination or, with respect to those provisions that survive such termination, prior to or following termination, and (iii) Buyer's sole remedy for termination of this Agreement arising out of amendment to the Disclosure Schedule and other schedules to reflect Material Items shall be the remedy set forth in Section 5.8(b).


                                   ARTICLE 10

                                   TAX MATTERS

       10.1 SECTION 338(H) (10) ELECTIONS. For purposes of this Article 10, "Parent" means the parent entity of each Seller. Each Parent and Buyer shall make a joint election under IRC Section 338(h)(10) and a similar election under any applicable state income tax law (if any) for the respective Subsidiary Company (the "Section 338(h)(10) Elections"). Not later than 60 days after the Closing Date, Sellers shall prepare and deliver to Buyer an Internal Revenue Service Form 8023 and any similar form under applicable state income tax law (the "Forms") with respect to the Section 338(h)(10) Elections, together with any completed schedules required to be attached thereto, which Forms shall have been duly executed by an authorized person for Buyer. If any changes or supplements are required to the Forms or the required schedules thereto, the parties will promptly inform each other of same and Buyers and Sellers will reasonably and promptly agree on such changes. Provided that the information on the Forms and the required schedules thereto is, in the reasonable determination of the Buyer, correct and complete in all material respects, within 15 days of receipt thereof, Buyer shall cause the Forms to be duly executed by authorized persons for Buyer, shall provide a copy of the executed Forms and schedules to Sellers, shall duly and timely file the Forms as prescribed by Treasury Regulation "1.338(h)(10)-l or the corresponding provisions of applicable state income tax law. Sellers will pay the Income Taxes of the Companies attributable to the making of the Section 338(h)(10) Elections. The allocation of Purchase Price among the assets of the Companies shall be made in accordance with Code Sections 338 and 1060 and any comparable provisions of state, local or foreign law, as appropriate. Sellers shall, unless it would be unreasonable to do so, accept Buyer's determination of such Purchase Price allocations and shall report, act, file in all respects and for all purposes consistent with such determination of Buyer.

      10.2 PREPARATION OF TAX RETURNS; RESPONSIBILITY FOR TAXES.

      (a) Sellers shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of the Sellers for all taxable periods ending on or before the Effective Time ("Complete Period"), all items of income, gain, loss, deduction and credit and other tax items ("Tax

Items") of the Companies which are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the periods covered by such Tax Returns for the respective Seller. Sellers shall permit Buyer to review and comment on the portion of all Tax Returns prepared by Sellers pursuant to this Section 10.2 pertaining to the Companies prior to the filing of such Tax Returns. Subject to, and in accordance with, Section 5.11, at or prior to Closing Sellers may cause the Companies to dividend cash reserved on its balance sheet for payment of Taxes.

      (b) With respect to any Tax Return covering a Complete Period that is required to be filed after the Closing Date with respect to the Companies that is not described in paragraph (a) above (other than one-day returns necessitated by a stand-alone election under Section 338(g) or the corresponding provisions of applicable state income tax law) including the federal Form 1065 for each Subsidiary Company for the short-period ending on the Closing Date, the respective Seller shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall cause such Tax Return to be filed timely with the appropriate taxing authority, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the period covered by such Tax Return. Subject to, and in accordance with, Section 5.11, at or prior to Closing Sellers may cause the Companies to dividend cash reserved on its balance sheet for payment of Taxes.

      (c) With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date that is required to be filed after the Closing Date with respect to the Companies (including one-day returns necessitated by a stand-alone election under IRC Section 338(g) or the corresponding provisions of applicable state income law), Buyer shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall furnish a copy of such Tax Return to Sellers, shall file timely such Tax Return with the appropriate taxing authority, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the period covered by such Tax Return. Buyer and Sellers shall determine (by an interim closing of the books as of the Effective Time except for ad valorem Taxes which shall be prorated on a daily basis) the portion of the Tax due with respect to the period covered by such Tax Return which is attributable to the Pre-Closing Periods. Sellers shall pay Buyer the amount of Tax so determined to be attributable to Sellers not later than five days after the filing of such Tax Return.

      (d) Notwithstanding anything to the contrary herein, any franchise Tax paid or payable with respect to the Companies shall be allocated to the taxable period during which the right to do business obtained by the payment of such franchise Tax relates, regardless of whether such franchise Tax is measured by income, operations, assets or capital relating to another taxable period. With respect to any franchise Tax of the Companies so allocated to the taxable period in which the Closing Date occurs: (i) Sellers shall determine by an annual pro-ration based on the number of days in the calendar year before the Closing Date the portion of the franchise Tax of the Companies due with respect to the Pre-Closing Periods and the remaining portion of such taxable period, and (ii) if the amount of such franchise Tax paid or provided for as of the Closing Date exceeds the amount so prorated to the portion of such taxable period ending on the Closing Date, the Buyer shall pay to Sellers such excess amount. Notwithstanding the foregoing, however, each Seller shall remain responsible for, and shall indemnify Buyer and the Companies against, any incremental franchise tax liability resulting from the Section 338(h)(10) Elections.

      (e) Any Tax Return to be prepared pursuant to the provisions of this
Section 10.2 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law or fact.

      (f) Buyer shall not file an amended Tax Return for any period ending on or prior to the Closing Date without the consent of Sellers.

      (g) Any refunds of taxes paid in Pre-Closing Periods will be for the account of Sellers and, upon receipt thereof, Buyer shall promptly pay such amounts to Sellers.

      10.3 ACCESS TO INFORMATION. (a) Sellers shall grant to Buyer (or its designee) access at all reasonable times to all of the information, books and records relating to the Companies within the possession of Sellers (including work papers and correspondence with taxing authorities), and shall afford Buyer (or its designee) the right (at Buyer's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Buyer (or its designees) to prepare Tax Returns and to conduct negotiations with taxing authorities.

      (b) Buyer shall grant or cause the Companies to grant to Sellers (or their designees) access at all reasonable times to all of the information, books and records relating to the Companies within the possession of Buyer or the Companies (including work papers and correspondence with taxing authorities), and shall afford Sellers (or their designees) the right (at Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Sellers (or their designees) to prepare Tax Returns and to conduct negotiations with taxing authorities.

      10.4 TAX SHARING AGREEMENTS. Sellers shall, as of the Closing Date, terminate all tax allocation agreements or tax sharing agreements with respect to the Companies and shall ensure that such agreements are of no further force or effect as to the Companies on and after the Closing Date and there shall be no further liability of the Companies under any such agreement.

      10.5 NON-FOREIGN PERSON AFFIDAVIT. Each Seller shall deliver to Buyer an affidavit to the effect that the respective Seller is not a "foreign person" within the meaning of IRC Sections 1445 or 7701 executed under penalty of perjury and satisfying the requirements of the Treasury Regulations promulgated pursuant to such Code sections.

      10.6 ASSISTANCE AND COOPERATION. After the Closing Date, in the case of any audit, examination or other proceeding ("Proceeding") with respect to Taxes for which Sellers are or may be liable pursuant to this Agreement, Buyer shall inform Sellers (within 15 days of the receipt of a notice of such Proceeding), and shall afford Sellers, at Sellers' expense, the opportunity to control the conduct of such Proceedings. Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable Sellers to take all actions desired by Sellers with respect to such Proceeding to the extent such Proceeding may affect either the amount of Taxes for which Sellers are liable pursuant to this Agreement. Sellers shall have the right to control any such Proceedings, and, if there is reasonable authority therefor, to initiate any claim for refund, file any amended return or take any other action which they deem appropriate with respect to such Taxes. Notwithstanding the foregoing, neither Sellers nor any Company shall enter into any closing agreement (as defined in Section 7121 of the Code, or any comparable provisions of state, county, local, or foreign law) which is binding on Buyer, Buyer's affiliates, or a Company for any taxable period ending after the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Further, neither Sellers nor any Company shall agree to any settlement concerning Taxes for any taxable period ending on or before the Closing Date, which settlement may result in an increase in Taxes of a Company or of Buyer or Buyer's affiliates for any taxable period ending after the Closing Date, without prior written consent of Buyer, which consent shall not be unreasonably withheld. Any Proceeding with respect to Taxes for a period which includes but does not end on the Closing Date shall be controlled jointly by Sellers and Buyer.

                                   ARTICLE 11

                                  MISCELLANEOUS

   11.1 EXPENSES. Sellers and Buyer shall bear and pay all of their own costs and expenses incurred in connection with the transactions contemplated by this Agreement.

   11.2 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the Party that is entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each Party hereto. The waiver by any Party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any Party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

   11.3 PUBLIC STATEMENT. Sellers and Buyer agree to consult with, and obtain the approval of (which approval will not be unreasonably withheld), each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law.

   11.4 ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns.

   11.5 NOTICES. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered in person or by courier, (b) sent by telecopy or facsimile transmission, answer back requested, or (c) mailed by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:

if to BMEC: Black Marlin Energy Company
      801 Travis, Suite 2100
      Houston, Texas 77002
      Fax: (713) 227-7626
      Attention: President


if to MCNIC: 150 West Jefferson, Suite 1600
      Detroit, Michigan 48226
      Fax: (313) 965-0009
      Attention: Daniel L. Schiffer


if to WBI: 1250 West Century Avenue
      Box 5601
      Bismarck, North Dakota 58501-5601
      Fax: (701) 222-7607
      Attention: Darwin Subart


if to Buyer: 2800 Post Oak Blvd.
      P.O. Box 1396
      Houston, TX 77251-1396
      Fax: (713) 215-3050
      Attention: Dan McVay

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 11.5. Such notice shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, the date of delivery as shown by the return receipt therefor.

   11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS,

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
EXCLUDING ANY CHOICE OF LAW RULES THAT MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

   11.7 FURTHER ASSURANCES. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement including, without limitation, the transfer of the Shares to Buyer and obtaining all Customary Post-Closing Consents, Sellers and Buyer will take or cause to be taken such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request all without further consideration.

   11.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated unless such an interpretation would materially alter the rights and privileges of any party hereto or materially alter the terms of the transactions contemplated hereby.

   11.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

   11.10 HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

   11.11 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, including the Exhibits hereto and the Disclosure Schedule, and any other documents executed and delivered pursuant to this Agreement and the Confidentiality Agreement constitute the entire agreements and supersede all other prior agreements and understandings, both oral and written, between the Parties, with respect to the subject matter hereof. Except as provided in
Article 8 hereof, neither this nor any document delivered in connection with this Agreement, confers upon any person not a party hereto any rights or remedies hereunder.

   11.12 DISPUTE RESOLUTION. The Parties agree to submit any dispute arising out of this Agreement to mediation in the city of Houston, Texas in accordance with the CPR Center for Dispute Resolution Rules for Commercial Mediation, prior to pursuing their remedies in a court of law.

   IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                  SELLERS:

                  BLACK MARLIN ENERGY COMPANY

                  By:/S/ BRIAN LLOYD
                  Name:  Brian Lloyd
                  Title: Vice President, Treasurer


                  MCNIC OFFSHORE PIPELINE & PROCESSING COMPANY

                  By:/S/ JOSEPH L. ROBERTS
                  Name:  Joseph L. Roberts
                  Title: Vice President


                  WBI SOUTHERN, INC.

                  By:/S/ DARWIN SUBART
                  Name:  Darwin Subart
                  Title: Executive Vice President and General Manager


                  BUYER:

                  WILLIAMS FIELD SERVICES GROUP, INC.

                  By:/S/ DAN MCVAY
                  Name:  Dan McVay
                  Title: Director Commercial Operation Gulf Coast

                                       43